                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                             OF NEMATRON CORPORATION

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

         1.    The present name of the corporation is NEMATRON CORPORATION.

         2. The corporation identification number (CID) assigned by the Bureau is 333-652.

         3. The date of filing the original Articles of Incorporation was October 7, 1983. The corporation has had no other names.

         The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

         The name of the corporation is NEMATRON CORPORATION.

ARTICLE II

         The purpose or purposes for which the corporation is formed are to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.

ARTICLE III

         The total authorized capital stock is:

         1.       Common stock:  3,000,000 shares

         2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         Subject to the preferences accorded the holders of any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

         No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

ARTICLE IV

         The current resident agent is G. Paul Horst, 5840 Interface Drive, Ann Arbor, Michigan 48103.

ARTICLE V

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit or (v) an act or omission occurring prior to the date this article becomes effective. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Michigan Business Corporation Act. No amendment or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VI

         A. Directors and officers of the corporation shall be indemnified in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the corporation or to another organization at the corporation's request, and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent permitted by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors or the Bylaws of the corporation. The provisions of this Article shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees, and shall inure to the benefit of their heirs, executors and administrators. The right to indemnification and advancement of expenses conferred hereunder shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.
         B. If a claim under this Article VI is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) it shall be a defense that, and in any action brought by the corporation to recover advances the corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Michigan Business Corporation Act. Neither the failure of the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, a committee of its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the corporation to recover payments by the corporation of advances, the burden of proof shall be on the corporation.

ARTICLE VII

         A. The number of directors constituting the entire Board of Directors shall not be less than three nor more than twelve, the exact number of directors to be fixed from time to time only by vote of a majority of the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The first class of the Board of Directors shall be elected to hold office for a term expiring at the annual meeting of shareholders in 1994; directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders; and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders, and in each case, until their respective successors are elected and have qualified, or until their earlier death, resignation or removal. At each annual election held after the initial classification and election in the manner provided above, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the end of the third succeeding annual meeting of shareholders after their election and until their respective successors are elected and have qualified, or until their earlier death, resignation or removal. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         B. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created directorships resulting from an increase in the number of directorships shall be filled by a majority vote of the directors then in office, whether or not a quorum, or, if there are no directors in office, by the shareholders. If the Board of Directors accepts the resignation of any director or officer to take effect at a future time, it shall have the power to elect a successor who shall take office when the resignation becomes effective. Each director chosen to fill a vacancy or chosen to fill a newly created directorship shall hold office until the next election for the class for which such director shall have been chosen and until the election and qualification of his successor, or until his earlier death, resignation or removal. A director or directors or the entire Board of Directors may be removed from office only for cause.

         C. The affirmative vote of the holders of at least 80% of the outstanding shares of the capital stock of the corporation entitled to vote generally in the elections of directors shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

         These Restated Articles of Incorporation were duly adopted on the 25th day of January, 1993 in accordance with the provisions of Section 642 of the Michigan Business Corporation Act, and were duly adopted by the sole shareholder at a meeting of its board of directors held January 25, 1993.

                            Signed this 12th day of February, 1993


                            By  /s/ G.Paul Horst
                              ------------------
                                                (Signature)


                               G. Paul Horst                 President
                              ----------------------------------------------
                              (Type or Print Name)      (Type or Print Title)

NAME OF ORGANIZATION REMITTING FEES:


Nematron Corporation


Preparer's Name
and Business Telephone
Number:

Marguerite M. Gritenas
(313) 568-6503


RETURN DOCUMENT TO:

Marguerite M. Gritenas, Esq.
Dykema Gossett
400 Renaissance Center
Detroit, Michigan  48243

                   CERTIFICATE OF CHANGE OF REGISTERED OFFICE
                         AND/OR CHANGE OF RESIDENT AGENT
                  For use by Domestic and Foreign Corporations
           (Please read information and instructions on reverse side)

     Pursuant to the provisions of Act 284, Public Act of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The name of the corporation is:  NEMATRON CORPORATION

2.       The identification number assigned by the Bureau is: 333-652

3.       a.       The name of the resident agent on file with the Bureau is:
                  G. Paul Horst

         b. The address of the registered office on file with the Bureau is: 5840 Interface Dr., Ann Arbor, Michigan 48103

         c. The mailing address of the above registered office on file with the Bureau is: P.O. Box 1108, Ann Arbor, Michigan 48106

                  ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON OUR RECORDS

4.       a.       The name of the resident agent is:  G. Paul Horst

         b. The address of the registered office is: 5840 Interface Dr., Ann Arbor, Michigan 48103

         c.       The mailing address of the registered office IF DIFFERENT THAN
                  4B IS:
                  --------------------------------------------------------------

5. The above changes were authorized by resolution duly adopted by its board of directors or trustees, or by the resident agent of a profit corporation to change the address of the registered office in which case a copy of this statement has been mailed to the corporation. The Corporation further states that the address of its registered office and the address of its registered agent, as changed, are identical.

Date signed:                          Signed by:  /s/ G. Paul Horst
            ------------------------             ----------------------

                                      G. Paul Horst              President
                                      -----------------------------------------
                                      (Type or Print Name) (Type or Print Title)

Name of Person or Organization
Remitting Fees:

Nematron Corporation

Preparer's Name and Business
Telephone Number:

Terri Jeffrey-Barker
(313) 994-0591  x259

                           CERTIFICATE OF ASSUMED NAME
                For use by Corporations and Limited Partnerships
           (Please read information and instructions on reverse side)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporation), or Act 162, Public Acts of 1982 (nonprofit corporations), or Act 213, Public Acts of 1982 (limited partnerships), the corporation or limited partnership in item one below executes the following Certificate:

1. The true name of the corporation or limited partnership is: NEMATRON CORPORATION

2.       The identification number assigned by the Bureau is: 333-652

3. The location of the corporate registered office or the office at which the limited partnership records are maintained is: 5840 Interface Drive, Ann Arbor, MI 48103

4. The assumed name under which business is to be transacted is: ACTION INDUSTRIAL COMPUTERS


                           Signed this 10th day of November, 1993


                           By:  /s/ Albert W. Lowery
                               ---------------------


                           Albert W. Lowery                Secretary
                           ----------------------------------------------
                           (Type or Print Name)      (Type or Print Title)

                       CERTIFICATE OF MERGER/CONSOLIDATION



         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), the undersigned corporations execute the following Certificate:

1.       The Plan of Merger is as follows:

         a. The name of each constituent corporation and its corporation identification number (CID) is as follows:

                  Nematron Corporation: (333-652)

                  Imagination Systems, Inc., a Virginia corporation which has no Michigan CID.

         b. The name of the surviving corporation and its corporation identification number (CID) is:

                  Nematron Corporation (333-652)

         c. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:


                           Designation and
                           number of shares
                           in each class             Class or series   Class or series
  Name of                  or series out-            of shares         entitled to
Corporation                standing                  entitled to vote  vote as a class
-----------                -----------------         ----------------  ---------------
Nematron                   Common Stock,             Common Stock       Common Stock
 Corporation               no par value,
("Nematron" or             1,601,023 shares
the "Surviving
Corporation")

Imagination                Common Stock              Common Stock       Common Stock
 Systems, Inc.             $0.01 par value,
("ISI")                    1,453,442 shares


         Neither the number of shares of common stock of Nematron nor number of the shares of common stock of ISI is subject to change prior to the effective date of the merger.

         d.       Not applicable, as this item relates to nonstock corporations.

         e. The terms and conditions of the proposed merger, including the manner and basis of converting the shares of each constituent corporation into shares, bonds or other securities of the surviving corporation, or into cash or other consideration, are as follows:

                  (i) The Merger. On the effective date of the merger, ISI will be merged with and into Nematron, the separate corporate existence of ISI will cease and Nematron will continue as the Surviving Corporation. On the effective date of the merger (A) Nematron will continue its corporate existence under the laws of the State of Michigan and will possess all of the rights, powers, franchises and purposes of ISI and Nematron prior to the merger,

                           (B) all of the property of the constituent corporations will be the property of Nematron and (C) Nematron will, by operation of law, assume all of the liabilities and obligations of the constituent corporations.

                  (ii) Articles and Bylaws. The Amended and Restated Articles of Incorporation of Nematron in effect on the effective date of the merger will remain the Amended and Restated Articles of Incorporation of the Surviving Corporation without any modification or amendment in the merger. The Amended and Restated Bylaws of Nematron will remain the Amended and Restated Bylaws of the Surviving Corporation, except that they will be amended as provided in the Agreement and Plan of Merger between the constituent corporations dated February 2, 1995 (the "Merger Agreement").

                  (iii) Directors and Officers. The directors and officers of Nematron in office at and as of the effective date of the merger will remain the directors and officers of the Surviving Corporation. In addition, the number of seats on the Surviving Corporation's Board of Directors will be increased by three seats, and three directors designated by ISI, who have satisfied the selection criteria in Nematron's Amended and Restated Bylaws, will be appointed to the Surviving Corporation's Board of Directors.

                  (iv) Common Stock of ISI. On the effective date of the merger: (i) each share of ISI common stock issued and outstanding immediately prior to the effective date of the merger (other than a share of ISI common stock with respect to which Nematron has received notice of the exercise of dissenters' rights under the Virginia Stock Corporation Act (a "Dissenting Share") shall, ipso facto and without any action on the part of the holder thereof, be converted into and represent the right (A) to receive 0.56798 shares of Nematron common stock, and (B) to receive cash in lieu of any fractional share of Nematron common stock that would otherwise be issuable, and (ii) each Dissenting Share will have the rights set forth in the Virginia Stock Corporation Act. In addition, the Merger Agreement provides that, after the effective date of the merger, the Surviving Corporation will issue a warrant to purchase one share of Nematron common stock for every two shares of Nematron common stock issued in the merger only if certain conditions precedent set forth in the Merger Agreement are satisfied. Regardless of whether a holder of ISI common stock shall have received a certificate for Nematron common stock issued in the merger, no certificate representing ISI common stock shall be deemed to be outstanding or to have rights other than the right to receive the merger consideration described above, or to dissent from the merger and have the rights specified by the Virginia Stock Corporation Act. Each holder of a certificate representing ISI common stock (other than Dissenting Shares), upon surrender to Nematron of the stock certificate or certificates representing ISI common stock and the investment representation letter described in the Merger Agreement, shall be entitled to receive the merger consideration. After the effective date of the merger, there shall be no transfer of ISI common stock on the stock transfer books of ISI. The procedures for payment of the merger consideration are further described in the Merger Agreement.

                  (v) Common Stock of Nematron. Each share of common stock of Nematron issued and outstanding on the effective date of the merger, shall, ipso facto and without any action on the part of the holder thereof, be converted into one share of the common stock of the Surviving Corporation. Outstanding certificates of Nematron shall be deemed to represent the number of outstanding shares of common stock of the Surviving Corporation into which they have been converted, and need not be exchanged for new certificates of the Surviving Corporation by any holder thereof.

         f. Not applicable, as the Amended and Restated Articles of Incorporation of Nematron will not be amended as a result of the merger.

         g. Not applicable, as the terms and conditions of the merger are described in 1(e) above.

2. The merger is permitted under the laws of the Commonwealth of Virginia, the jurisdiction under which ISI is organized, and the Plan of Merger was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

3. Not applicable, as the constituent corporations desire that the merger be effective upon the date of the filing of this Certificate of Merger with the Michigan Department of Commerce.

4. The Plan of Merger was approved by the Board of Directors of Nematron and ISI. In addition, the Plan of Merger was approved by the shareholders of ISI. Neither Section 703a nor Section 754 of the Michigan Business Corporation Act requires the shareholders of Nematron to approve the Plan of Merger. The Plan of Merger, and the related Merger Agreement referred to herein, will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

         Signed this 2nd day of March, 1995.


                                            NEMATRON CORPORATION



                                            By:  /s/ G. Paul Horst
                                               --------------------------
                                                 G. Paul Horst
                                            Its: President


         Signed this 2nd day of March, 1995.


                                            IMAGINATION SYSTEMS, INC.



                                            By:   /s/ Frank G. Logan, III
                                               --------------------------
                                                  Frank G. Logan, III
                                            Its:  President

NAME OF ORGANIZATION REMITTING FEES:

Dykema Gossett PLLC


Preparer's Name and Business Telephone
Number:

Marguerite M. Gritenas
(313) 568-6503

--------------------------------------------------------------------------------

MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------

Date Received                                              (For Bureau Use Only)

-----------------------------------------------------------

[Ld 4A]
-----------------------------------------------------------

NAME  Mark A. Metz                      Dykema Gossett PLLC
-----------------------------------------------------------

ADDRESS   400 Renaissance Center
-----------------------------------------------------------

CITY   Detroit        STATE   Michigan    ZIP CODE    48243
--------------------------------------------------------------------------------
DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              For use by Domestic Profit and Nonprofit Corporations
           (Please read information and instructions on the last page)

         Pursuant to the provision of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is:  Nematron Corporation

2.       The identification number assigned by the Bureau is: 333-652

3. The location of the registered office is: 5840 Interface Drive, Ann Arbor, Michigan 48103

4. Article III of the Articles of Incorporation is hereby amended to read as set forth on Exhibit A, attached hereto and made a part hereof.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

         a.       The foregoing amendment of the Articles of Incorporation
           ---    was duly adopted on the    day of      , 19    , in
                  accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

                           Signed this       day of           ,            .
                                      -------      ----------- ------------

-------------------------------------       ------------------------------------
            (Signature)                                  (Signature)

-------------------------------------       ------------------------------------
         (Type or Print Name)                        (Type or Print Name)


-------------------------------------       ------------------------------------
            (Signature)                                  (Signature)

-------------------------------------       ------------------------------------
         (Type or Print Name)                        (Type or Print Name)

         b.  X    The foregoing amendment to the Articles of Incorporation was
            ---   duly adopted on the 22nd day of May, 1995.  The amendment:
                  (check one of the following)

                   X       was duly adopted in accordance with Section 611(2) of
                  ---      the Act by the vote of the shareholders if a profit
                           corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

                  --- was duly adopted by the written consent of all directors pursuant to Section 525 of the Act, and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

                  --- was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have been consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

                  --- was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                       Signed this 24th day of May, 1995.


                       By /s/ Frank G. Logan, III
                       ------------------------------------------------
                       (Only Signature of President, Vice President, Chairperson, or Vice-Chairperson)


                       Frank G. Logan, III                    President
                       ------------------------------------------------
                       (Type or Print Name)      (Type or Print Title)

                                    EXHIBIT A
            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                              NEMATRON CORPORATION


ARTICLE III

         The total authorized capital stock is:

         1.       Common stock:  8,000,000 shares

         2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         Subject to the preferences accorded the holders of any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

         No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue or stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

--------------------------------------------------------------------------------

MICHIGAN DEPARTMENT OF COMMERCE -  CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received                                              (For Bureau Use Only)

-----------------------------------------------------------

[Ld 4A]
-----------------------------------------------------------

NAME  Marguerite M. Gritenas            Dykema Gossett PLLC
-----------------------------------------------------------

ADDRESS   400 Renaissance Center
-----------------------------------------------------------

CITY   Detroit        STATE   Michigan    ZIP CODE    48243
--------------------------------------------------------------------------------
DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              For use by Domestic Profit and Nonprofit Corporations
           (Please read information and instructions on the last page)

         Pursuant to the provision of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is:  Nematron Corporation

2.       The identification number assigned by the Bureau is: 333-652

3. The location of the registered office is: 5840 Interface Drive, Ann Arbor, Michigan 48103

4. Article III of the Articles of Incorporation is hereby amended to read as set forth on Exhibit A, attached hereto and made a part hereof.

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

         a.       The foregoing amendment of the Articles of Incorporation
           ---    was duly adopted on the       day of         , 19    , in
                  accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

                           Signed this       day of          ,          .
                                      -------      ---------- ----------


-------------------------------------       ------------------------------------
            (Signature)                                   (Signature)

-------------------------------------       ------------------------------------
         (Type or Print Name)                         (Type or Print Name)

-------------------------------------       ------------------------------------
            (Signature)                                    (Signature)

-------------------------------------       ------------------------------------
         (Type or Print Name)                         (Type or Print Name)

         b.  X    The foregoing amendment to the Articles of Incorporation was
           -----  duly adopted on the 8th day of March, 1996.  The amendment:
                  (check one of the following)

                   X       was duly adopted in accordance with Section 611(2) of
                  ---      the Act by the vote of the shareholders if a profit
                           corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

                  --- was duly adopted by the written consent of all directors pursuant to Section 525 of the Act, and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

                  --- was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have been consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

                  --- was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                    Signed this 26th day of March, 1996.


                    By  /s/ David P. Gienapp
                       ---------------------------------------------------------
                       (Only Signature of President, Vice President,
                        Chairperson, or Vice-Chairperson)


                    David P. Gienapp  Vice President and Chief Financial Officer
                    ------------------------------------------------------------
                    (Type or Print Name)      (Type or Print Title)

                                    EXHIBIT A
            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                              NEMATRON CORPORATION


ARTICLE III

         The total authorized capital stock is:

         1.       Common stock:  15,000,000 shares

         2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         Subject to the preferences accorded the holders of any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

         No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue or stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

--------------------------------------------------------------------------------

MICHIGAN DEPARTMENT OF COMMERCE -  CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
Date Received                                              (For Bureau Use Only)

-----------------------------------------------------------

[Ld 4A]
-----------------------------------------------------------

NAME  Jin Kyu Koh
-----------------------------------------------------------

ADDRESS   Dykema Gossett PLLC 400 Renaissance Center
-----------------------------------------------------------

CITY   Detroit        STATE   Michigan    ZIP CODE    48243
--------------------------------------------------------------------------------
DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              For use by Domestic Profit and Nonprofit Corporations

         Pursuant to the provision of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is:  Nematron Corporation

2.       The corporation identification number (CID) assigned by the Bureau is:
         333-652

3. The location of its registered office is: 5840 Interface Drive, Ann Arbor, Michigan 48103

4. Articles III of the Articles of Incorporation are hereby amended and restated to read as follows:

                                   ARTICLE III

         The total authorized capital stock is:

         1.       Common Stock: 30,000,000 shares.

         2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

                           Subject to the preferences accorded the holders of
                  any other class of stock pursuant to these Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the corporation from time to time and, in the event of any liquidation, dissolution or winding up of the corporation, the holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the corporation available for distribution. Each issued and outstanding share of Common Stock is entitled to one vote.

     No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase, any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

5. The foregoing amendment to the Articles of Incorporation was duly adopted on the 6th day of April, 1999, by the shareholders at the Annual Meeting of Shareholders. The necessary votes were cast in favor of the amendment.


                                    Signed this 30th day of June, 1999

                                    By:  /s/ Matthew S. Galvez
                                       ----------------------------------------
                                       (Signature of President, Vice President,
                                       Chairperson or Vice-Chairperson)

                                     Matthew S. Galvez                President
                                     ------------------------------------------
                                     (Type or Print Name)              (Title)


--------------------------------------------------------------------------------
Name of person or organization                      Preparer's name and business
remitting fees:                                     telephone number:
--------------------------------------------------------------------------------

Nematron Corporation                                Jin-Kyu Koh
5840 Interface Drive                                (313) 568-6627
Ann Arbor, Michigan  48103
--------------------------------------------------------------------------------



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